Exhibit 99.1

Date: July 18, 2025

HOF Village Retail I, LLC
HOF Village Retail II, LLC
Hall of Fame Resort & Entertainment Company
2014 Champions Gateway
Canton, Ohio 44708
Attention: Eric Hess, Senior Vice President of Finance

Re:
That certain (i) Ground Lease (the “Lease”), dated as of September 27, 2022, by and between Twain GL XXXVI, LLC, a Missouri limited liability company (“Landlord), and HOF Village Retail I, LLC, a Delaware limited liability company, and HOF Village Retail II, LLC, a Delaware limited liability company (collectively, “Tenant”), and (ii) Guaranty (the “Guaranty”, and together with the Lease, the “Lease Documents”), dated as of September 27, 2022 by Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Guarantor”) in favor of Landlord

Dear Mr. Hess:

Landlord and Tenant entered into the Lease, pursuant to which Tenant set forth certain representations, warranties, covenants, agreements, duties and obligations with respect to the Lease and the Premises (as defined in the Lease) (collectively, the “Obligations”).

1.      Capitalized Terms. Unless otherwise defined in this letter (this “Letter”), capitalized terms used herein but not otherwise defined herein shall have the meaning given such term in the Lease.

2.      Identified Default. This Letter provides you with written notice that Tenant is in default under the terms of the Lease and Guarantor is in default under the terms of the Guaranty. Specifically, the following defaults, which is not intended to be an exhaustive list of all defaults, by Tenant and Guarantor and breaches of the Lease and the Guaranty have been identified to have occurred (collectively, the “Identified Defaults”):

a)
Tenant has defaulted under Section 11.03(a) of the Lease, which states “Failure and refusal to pay when due any installment of Rent or any other sum required by this Lease to be paid by Tenant;” As of the date hereof, Tenant has failed to pay all or a portion of the January 1, 2025 installment of Rent. The amount of Rent due as of July 18, 2025 is $283,915.51, which consists of the unpaid portion of the April 1, 2025 installment of Rent in the amount of $269,730.66, plus a late charge of $13,486.53, plus additional rent expense of $698.32.

b)
Guarantor has defaulted under Section 1 of the Guaranty, which states “Guarantor, jointly and severally, with any other undersigned guarantors, unconditionally and irrevocably guarantees to Landlord the full, prompt and unconditional performance of and observance by Tenant of each and every obligation, term, covenant, agreement and condition to be performed or observed by Tenant pursuant to the Lease.” Specifically, Guarantor has failed to pay amounts due and owing to Landlord in connection with the other Identified Defaults.

Landlord has become aware of and is providing notice of the Identified Defaults.

3.      Rights of Landlord. The occurrence of the Identified Defaults entitles Landlord to exercise certain rights and remedies against Tenant, as more specifically set forth in the Lease, including, without limitation:

a)          Landlord may immediately terminate the Lease.

b)          Landlord may, without terminating the Lease, peaceably or pursuant to appropriate legal proceedings, renter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs and improvements to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and, directly or indirectly, operate and manage the Premises, and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term of the Lease), at such rents and upon such other terms and provisions as Landlord, in its sole discretion, may deem advisable.

4.     Demand. In connection with the Identified Defaults, Landlord hereby demands that Tenant pay the Rent and other amounts currently due and owning in the amount of
$283,915.51. Pursuant to Section 11.04 of the Lease, Tenant has a five-day period to pay such amounts, which period will expire on July 23, 2025. The failure of Tenant to pay the required amount within such period will entitle Landlord to exercise its rights and remedies under the Lease, including, without limitation, the rights set forth in Section 3 of this Letter. Furthermore, Landlord is not by this Letter or by its action or inaction waiving or agreeing to limit, restrict or forbear from exercising any right or remedy in the future, and, to the contrary, Landlord is expressly reserving such right and remedy and may elect to pursue such right and remedy at any time without further notice, subject to the terms and conditions of the Lease Documents.

5.       No Waiver. This Letter does not constitute and shall not be construed in any way as a waiver of any default by Tenant or Guarantor or breach of the Lease Documents which may now exist or which may hereafter arise, or consent by Landlord to any act or occurrence which has now resulted, or hereafter may result, in a default by Tenant or Guarantor or breach of the Lease Documents. Furthermore, the description or enumeration of any one or more defaults by Tenant or Guarantor or breaches of the Lease Documents herein shall not be construed as a complete description or enumeration of all existing defaults by Tenant or Guarantor or breaches of the Lease Documents, or as a limitation on Landlord’s right to identify or declare any additional or subsequent defaults by Tenant or Guarantor or breaches of the Lease Documents. Landlord is not by this Letter or by its action or inaction waiving or agreeing to limit, restrict or forbear from exercising any rights, powers, privileges or remedies available to Landlord as to any default by Tenant or Guarantor or breach of the Lease Documents, under the Lease Documents, at law or in equity, or waiving or in any way modifying the Tenant’s or Guarantor’s compliance with the Lease Documents as to any matter. To the contrary, Landlord is expressly reserving all such rights and remedies and notifying Tenant and Guarantor that it will insist on such compliance and may elect to pursue any or all of its available remedies at any time without further notice.

Landlord also reserves its rights and remedies with respect to any other agreements under which the occurrence of the Identified Defaults automatically becomes a default under, or results in the maturity or acceleration of, such agreement. No delay by Landlord in acting shall constitute a waiver of the Identified Defaults or Landlord’s rights in connection therewith. The occurrence and continuation of the Identified Defaults may result in Landlord incurring attorney’s fees and other costs for which the Tenant and Guarantor may be liable.

Landlord hereby notifies Tenant and Guarantor that at no time shall any prior or subsequent course of conduct by Landlord, Tenant or Guarantor directly or indirectly limit, impair, or otherwise adversely affect any of Landlord’s rights, interests, or remedies in connection with the Lease, at law or in equity, or obligate Landlord to agree to, or to negotiate or consider an agreement to, any waiver of any obligation, default by Tenant or Guarantor or breach of the Lease Documents, or any amendment to any term or condition of the Lease Documents.

6.       No Modification. Nothing in this Letter modifies any term in the Lease Documents or any other documents or agreements applicable to the Lease Documents, all of which remain in full force and effect.

7.       Other Defaults; No Waiver. Nothing in this Letter, any other correspondence or any oral communications between Landlord and Tenant or any other party should be construed to be or is a waiver, modification or release of any other default, whether now existing or hereafter arising, or of any of Landlord’s rights and remedies under the Lease Documents or any other documents or agreements applicable to the Lease Documents. This Letter supersedes any oral communications concerning the Identified Defaults.

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TWAIN GL XXXVI, LLC, a Missouri limited liability company

By:	/s/ Jela Dilber
Jela Dilber,
Vice President

A copy of this notice shall be sent

to: Walter Haverfield LLP
1301 E. Ninth Street, Suite 3500
Cleveland, OH 44114
Attention: Nick
Catanzarite

And to:

CH Capital Lending
11111 Santa Monica Boulevard, Suite 800 Los Angeles, CA 90025